Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Citizens Holding Company:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Citizens Holding Company of our report dated March 8, 2013, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Citizens Holding Company for the year ended December 31, 2012.

/s/ Horne LLP

Ridgeland, Mississippi

August 9, 2013